UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
August 2, 2012

PORTER BANCORP, INC.
(Exact Name of Registrant as specified in Charter)

Kentucky	001-33033	61-1142247
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2500 Eastpoint Parkway, Louisville, Kentucky	40223
(Address of principal executive offices)	(Zip code)

(502) 499-4800
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement

On July 19, 2012, Porter Bancorp, Inc., parent company of PBI Bank, announced that John T. Taylor had been named President and CEO of PBI Bank and President of Porter Bancorp, Inc.  Mr. Taylor will also be appointed to the board of directors of Porter Bancorp and PBI Bank, pending regulatory approval.

In connection with his appointment to these positions, Mr. Taylor entered into an employment agreement with Porter Bancorp and PBI Bank, effective on August 2, 2012 (the “Effective Date”).  The material terms of Mr. Taylor’s employment agreement (the “Agreement”) are described below:

Positions

President of Porter Bancorp, Inc. (the “Company”) and President and Chief Executive Officer of PBI Bank (the “Bank”).

Term

August 2, 2012 to August 1, 2015.

Prior to the second annual anniversary of the effective date (which would be August 2, 2014) and prior to each annual anniversary thereafter, the board of directors of each of the Company and the Bank may approve a one-year extension of the term of the Agreement following a review of Mr. Taylor’s performance.  If either the Company or the Bank is deemed to be in “troubled condition,” then the term of the agreement cannot be extended unless and until all requisite bank regulatory approvals, non-objections or consents to such renewal have been received.

If either board of directors elects not to extend the term, it must give written notice of its decision to Mr. Taylor not less than 30 days before the next applicable anniversary of the effective date.  If any party gives timely notice that the term will not be extended, then the agreement will terminate at the conclusion of its remaining term.

Base salary

Mr. Taylor’s initial base salary is $375,000 per year and may be increased from time to time in such amounts as the boards of directors of the Company and the Bank may determine, but may not be decreased without his express written consent.  No increase in the base salary is expected to occur during the first two years of the agreement.

Restricted stock awards

On the effective date, the Company granted a restricted stock award to Mr. Taylor which has a grant date value (i.e., number of shares times market value per share) equal to one-third of his projected total compensation for 2012.  For purposes of this award, Mr. Taylor’s total compensation for 2012 will equal the sum of his base salary plus the grant date value of the 2012 restricted stock award.

In addition, on January 2, 2013, subject to any required regulatory approvals, non-objections or consents, the Company will grant a restricted stock award to Mr. Taylor having a grant date value equal to the lesser of (a) $250,000 minus the grant date value of the 2012 restricted stock award or (b) $187,500, provided that the total number of shares subject to the 2012 and 2013 restricted stock awards does not exceed the maximum of 115,762 shares in the Company’s Amended and Restated 2006 Stock Incentive Plan, as that limit may be adjusted on or before January 2, 2013.

The vesting of both restricted stock awards will comply with the requirements set forth in the rules published by the U.S. Department of the Treasury.  Vesting will accelerate in the event of Mr. Taylor’s death or disability.

Consistent with those regulations, the restricted stock awards will also provide for accelerated vesting in the event of a change in control (as defined in the rules under Section 409A of the Internal Revenue Code), provided that vesting will not accelerate if at the time of the change in control any of the following conditions is applicable:
●	the Company remains subject to its written agreement with the Federal Reserve Bank of St. Louis dated September 21, 2011, as such agreement may be amended from time to time,
●	the Bank remains subject to the consent order issued by the Federal Deposit Insurance Corporation on June 24, 2011, as such order may be amended from time to time, or
●
either the Company or the Bank is deemed to be in “troubled condition” unless prior to or in connection with the change in control the Company and the Bank have received all regulatory approvals, non-objections or consents required for the acceleration of vesting.

Termination of employment

If Mr. Taylor’s employment is terminated for one of the following reasons, he will have no right to compensation or other benefits for any period after the date of termination.

●	the Company and the Bank terminate Mr. Taylor’s employment for “Cause”;
●	Mr. Taylor’s employment is terminated as a result of his disability, retirement or death; or
●	Mr. Taylor terminates his employment other than for “Good Reason.”

If Mr. Taylor’s employment is terminated for one of the following reasons:
●	by the Company and the Bank other than for Cause, disability, retirement or death;
●	by Mr. Taylor for Good Reason; or
●
subject to the last sentence of this Section 5(d), by the Company and the Bank for other than Cause, Disability, Retirement or Mr. Taylor’s death within six months following the expiration of the term of the agreement;

and Mr. Taylor has been employed by the Company and the Bank for at least one year as of the date of termination, then the Company and the Bank will pay to Mr. Taylor a cash severance amount equal to one times his then current annual base salary, not to exceed the maximum amount that would not constitute a “parachute payment” under Section 280G of the Internal Revenue Code.  The severance payment must be paid in a lump sum within ten business days following the later of the date of termination or the expiration of any revocation period provided for in a general release to be executed by Mr. Taylor.

Mr. Taylor’s right to the severance payment is subject to the expiration of his employment agreement for a reason other than its non-renewal by Mr. Taylor and that neither the Company nor the Bank being deemed to be in “troubled condition” under federal banking laws as of the date of termination of his employment. In addition, the obligation of the Company and the Bank to pay the severance amount is subject to several conditions, including Mr. Taylor’s execution of a general release of claims and a determination that Mr. Taylor has not committed any fraudulent act or omission or any breach of fiduciary duty, is not substantially responsible for the insolvency or troubled condition of the Company or the Bank, and has not materially violated any applicable federal or state banking law or regulation, or violated certain other provisions of federal law.

The employment agreement defines “Cause” as termination because of personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final consent or cease-and-desist order or material breach of any provision of the agreement.

“Good Reason” is defined as any material change in the Metro Louisville, Kentucky location at which Mr. Taylor must perform his services or any material breach of the employment agreement by the Company and the Bank, including:
●	a material diminution in Mr. Taylor’s base compensation,
●	a material diminution in his authority, duties or responsibilities, or
●
any requirement that Mr. Taylor report to a corporate officer or employee of the Company or the Bank instead of reporting directly to the Boards of Directors, other than the Chairman and Chief Executive Officer of the Company with respect to his duties relating to the Company and, from time to time with respect to specified matters, a director of either the Company or the Bank who was designated by a majority of the full Board of either the Company or the Bank.

Prior to any termination for Good Reason, Mr. Taylor must provide written notice to the Company and the Bank within 90 days of the initial existence of the condition, and the Company and the Bank will have the right to remedy the condition within 30 days of receipt.

Restrictive covenants

The employment agreement includes covenants not to compete with the Company and the Bank and not to solicit their employees and customers for a period of 12 months after termination of employment unless Mr. Taylor’s employment is terminated in connection with or following a Change in Control of the Company or the Bank (as defined under Section 409A of the Internal Revenue Code and the regulations thereunder).  The agreement also includes covenants to maintain the confidentiality of the confidential information of the Company and the Bank other than in the course of performing services for them.

Item 9.01   Financial Statements and Exhibits.

Exhibit Number	Description of Exhibit

10	Employment Agreement for John T. Taylor

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PORTER BANCORP, INC.

Date: August 6, 2012	By	/s/ Maria L. Bouvette
Maria L. Bouvette
Chairman and Chief Executive Officer

Exhibit Index

Exhibit Number	Description of Exhibit

10	Employment Agreement for John T. Taylor